EXHIBIT 3(i)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     Material  Technologies,  Inc.  (the "Corporation"), a Delaware corporation,

     DOES  HEREBY  CERTIFY:

FIRST: That the Corporation's Board of Directors adopted by unanimous written consent resolutions proposing the following amendments to the Corporation's Certificate of Incorporation and declaring these amendments to be advisable:

NOW, THEREFORE, BE IT RESOLVED, that Article 4 of this Corporation's Certificate of Incorporation shall be amended in its entirety to read as follows:

FOURTH: The Corporation is authorized to issue one hundred million (100,000,000) shares of stock all of which stock shall have a par value of $.001 per share in classes as follows:

     a. One hundred million (100,000,000) shares of stock designated as "Common Stock", $.001 par value and one hundred thousand (100,000) shares of stock designated as "Class B Common Stock", $.001 par value. The holders of Common Stock shall be entitled to receive such dividends out of the funds or assets of the Corporation legally available therefor as, from time to time, the Board of Directors may declare. The holders of Class B Common
     Stock shall not be entitled to receive dividends. The holders of Common Stock and the holders of Class B Common Stock shall vote as a single class on all matters submitted to a vote of stockholders, with each share of Common Stock entitled to one (1) vote and each share of Class B Common Stock entitled to five hundred (500) votes. In all other respects, the Common Stock and Class B Common Stock shall be identical.

     b. Nine hundred thousand (900,000) shares of stock designated as "Preferred Stock", $.001 par value. The Board of Directors is granted the authority by resolution to authorize the corporation to issue one or more series of the Preferred Stock and to determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights of each and every series of Preferred Stock and the qualifications, limitations or restrictions on such preferences and/or rights.

RESOLVED FURTHER that the Directors are authorized and directed to take any and all actions necessary and in accord with applicable law to implement the resolutions relating to amending the Certificate of Incorporation as set out above and to delegate reasonable authority to the Corporation's officers to implement those actions including but not limited to the filing of any certificates or other instruments.

SECOND: That, in accordance with Section228 of the General Corporation Law of Delaware and in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the votes of this Corporation have given their written consent to these amendments.

THIRD: That these amendments were duly adopted in accordance with the applicable provisions of Section s 242 and 228 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Robert M. Bernstein its Chief Executive Officer, and attested by Marjolein Ripassa, its Assistant Secretary, this 16th day of February 2000.


                             MATERIAL TECHNOLOGIES, INC.

                         By: /s/ Robert M. Bernstein
                             -------------------------------
                             Robert M. Bernstein, Chief Executive Officer

                     Attest: /s/ Marjolein Ripassa
                             -------------------------------
                             Marjolein Ripassa, Assistant Secretary
Attest:

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     Material  Technologies,  Inc.  (the "Corporation"), a Delaware corporation,

     DOES  HEREBY  CERTIFY:

FIRST: That the Corporation's Board of Directors adopted by unanimous written consent resolutions proposing the following amendment to the Corporation's Certificate of Incorporation increasing the number votes for Class B Common Stock to one thousand (1,000) votes per share and declaring this amendment to be advisable:

NOW, THEREFORE, BE IT RESOLVED, that Article 4 of this Corporation's Certificate of Incorporation shall be amended in its entirety to read as follows:

FOURTH: The Corporation is authorized to issue one hundred million nine hundred thousand (100,900,000) shares of stock all of which stock shall have a par value of $.001 per share in classes as follows:

     a. One hundred million (100,000,000) shares of stock designated as "Common Stock", $.001 par value, of which one hundred thousand (100,000) shares of stock designated as "Class B Common Stock", $.001 par value. The holders of Common Stock shall be entitled to receive such dividends out of the funds or assets of the Corporation legally available therefor as, from time to time, the Board of Directors may declare. The holders of Class B Common
     Stock shall not be entitled to receive dividends. The holders of Common Stock and the holders of Class B Common Stock shall vote as a single class on all matters submitted to a vote of stockholders, with each share of Common Stock entitled to one (1) vote and each share of Class B Common Stock entitled to one thousand (1,000) votes. In all other respects, the Common Stock and Class B Common Stock shall be identical.

     b. Nine hundred thousand (900,000) shares of stock designated as "Preferred Stock", $.001 par value. The Board of Directors is granted the authority by resolution to authorize the Corporation to issue one or more series of the Preferred Stock and to determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights of each and every series of Preferred Stock and the qualifications, limitations or restrictions on such preferences and/or rights.

RESOLVED FURTHER that the Directors are authorized and directed to take any and all actions necessary and in accord with applicable law to implement the resolutions relating to amending the Certificate of Incorporation as set out above and to delegate reasonable authority to the Corporation's officers to implement those actions including but not limited to the filing of any certificates or other instruments.

SECOND: That, in accordance with Section228 of the General Corporation Law of Delaware and in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the votes of this Corporation have given their written consent to these amendments.

THIRD: That these amendments were duly adopted in accordance with the applicable provisions of Section s 242 and 228 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Robert M. Bernstein its Chief Executive Officer, and attested by Marjolein Ripassa, its Assistant Secretary, this 12th day of July 2000.


                             MATERIAL TECHNOLOGIES, INC.

                         By: /s/ Robert M. Bernstein
                             -------------------------------
                             Robert M. Bernstein, Chief Executive Officer

                     Attest: /s/ Marjolein Ripassa
                             -------------------------------
                             Marjolein Ripassa, Assistant Secretary
Attest:

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     Material  Technologies,  Inc.  (the "Corporation"), a Delaware corporation,

     DOES  HEREBY  CERTIFY:

FIRST: That the Corporation's Board of Directors adopted by unanimous written consent resolutions proposing the following amendment to the Corporation's Certificate of Incorporation decreasing the number votes for Class B Common Stock to five hundred (500) votes per share and declaring this amendment to be advisable:

NOW, THEREFORE, BE IT RESOLVED, that Article 4 of this Corporation's Certificate of Incorporation shall be amended in its entirety to read as follows:

FOURTH: The Corporation is authorized to issue one hundred million nine hundred thousand (100,900,000) shares of stock all of which stock shall have a par value of $.001 per share in classes as follows:

     a. One hundred million (100,000,000) shares of stock designated as "Common Stock", $.001 par value, of which one hundred thousand (100,000) shares of stock designated as "Class B Common Stock", $.001 par value. The holders of Common Stock shall be entitled to receive such dividends out of the funds or assets of the Corporation legally available therefor as, from time to time, the Board of Directors may declare. The holders of Class B Common
     Stock shall not be entitled to receive dividends. The holders of Common Stock and the holders of Class B Common Stock shall vote as a single class on all matters submitted to a vote of stockholders, with each share of Common Stock entitled to one (1) vote and each share of Class B Common Stock entitled to five hundred (500) votes. In all other respects, the Common Stock and Class B Common Stock shall be identical.

     b. Nine hundred thousand (900,000) shares of stock designated as "Preferred Stock", $.001 par value. The Board of Directors is granted the authority by resolution to authorize the Corporation to issue one or more series of the Preferred Stock and to determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights of each and every series of Preferred Stock and the qualifications, limitations or restrictions on such preferences and/or rights.

RESOLVED FURTHER that the Directors are authorized and directed to take any and all actions necessary and in accord with applicable law to implement the resolutions relating to amending the Certificate of Incorporation as set out above and to delegate reasonable authority to the Corporation's officers to implement those actions including but not limited to the filing of any certificates or other instruments.

SECOND: That, in accordance with Section228 of the General Corporation Law of Delaware and in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the votes of this Corporation have given their written consent to these amendments.

THIRD: That these amendments were duly adopted in accordance with the applicable provisions of Section s 242 and 228 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Robert M. Bernstein its Chief Executive Officer, and attested by Marjolein Ripassa, its Assistant Secretary, this 31st day of July 2000.


                             MATERIAL TECHNOLOGIES, INC.

                         By: /s/ Robert M. Bernstein
                             -------------------------------
                             Robert M. Bernstein, Chief Executive Officer

                     Attest: /s/ Marjolein Ripassa
                             -------------------------------
                             Marjolein Ripassa, Assistant Secretary
Attest: